Financial Supplement Second Quarter 2026

This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the following: operating and financial performance, including our fiscal year 2026 guidance. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: (i) the ability of our tenants, managers, and borrowers to successfully operate our properties and to meet and/or perform their obligations under the agreements we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the impact of unstable market and economic conditions; (iii) the impact of healthcare reform legislation, including reimbursement rates and potential minimum staffing level requirements, on the operating results and financial conditions of our tenants, managers, and borrowers; (iv) the consequences of bankruptcy, insolvency or financial deterioration of our tenants, managers and borrowers; (v) the ability and willingness of our tenants, managers and borrowers to renew their agreements with us, and our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant or manager; (vi) the risk that we may have to incur impairment charges related to any asset sales if we are unable to sell such assets at the prices we expect; (vii) the impact of public health crises; (viii) the availability of and the ability to identify (a) tenants and managers who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants and managers on favorable terms; (ix) the intended benefits of our acquisition of Care REIT plc (“Care REIT”) may not be realized, and the additional risks we will be subject to from our investment in Care REIT and any other international investments; (x) the additional operational and legal risks associated with our properties managed in a RIDEA structure; (xi) the impact of the unfavorable resolution of litigation or disputes and rising liability and insurance costs as a result thereof or other market factors; (xii) the ability to retain our key management personnel; (xiii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiv) changes in the U.S. and U.K. tax law and other state, federal or local laws, whether or not specific to REITs; (xv) the ability to generate sufficient cash flows to service our outstanding indebtedness; (xvi) access to debt and equity capital markets; (xvii) fluctuating interest and currency rates; (xviii) risks and challenges related to our use of, or inability to use, artificial intelligence; and (xix) any additional factors included under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, including in the sections entitled "Risk Factors" in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement or on our website. See “Financials and Filings – Quarterly Results” on the Investors section of our website at investor.caretrustreit.com. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non-GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign"), The Pennant Group, Inc. ("Pennant") and PACS Group, Inc. ("PACS") are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s, Pennant's and PACS' financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter ended June 30, 2026 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward- looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America. Disclaimers 2

Table of Contents CONTACT INFORMATION CareTrust REIT, Inc. 24901 Dana Point Harbor Dr. Suite A200 Dana Point, CA 92629 (949) 542-3130 ir@caretrustreit.com www.caretrustreit.com Transfer Agent Broadridge Corporate Issuer Solutions 51 Mercedes Way Edgewood, NY 11717 (800) 733-1121 shareholder@broadridge.com COMPANY SNAPSHOT 4 INVESTMENTS 5 PORTFOLIO OVERVIEW 7 Rent Coverage Rent Diversification Revenue Maturity & Purchase Options FINANCIAL OVERVIEW 10 Debt Summary Key Debt Metrics Capital Market Transactions Guidance APPENDIX 14 Consolidated Income Statements Reconciliations of EBITDA, FFO and FAD Consolidated Balance Sheets Enterprise Value Property Detail GLOSSARY 23 EXECUTIVE OFFICERS Dave Sedgwick, Chief Executive Officer Derek Bunker, Chief Financial Officer James Callister, Chief Investment Officer Lauren Beale, Chief Accounting Officer BOARD MEMBERS Diana Laing, Board Chair Dave Sedgwick Spencer Plumb Anne Olson Careina Williams Greg Stapley 3

Company Snapshot

Portfolio Mix

		Bed / Unit Mix[1]					
				Senior Housing Communities			
	Properties[1]	Total	Skilled Nursing	Assisted Living	Memory Care	Independent Living	Care Home
Skilled Nursing	400	42,803	41,413	1,257	38	95	—
Senior Housing	224	15,600	624	4,607	996	1,123	8,250
Senior Housing Operating	4	372	—	372	—	—	—
Total	**628**	**58,775**	**42,037**	**6,236**	**1,034**	**1,218**	**8,250**

Revenues

	Properties[1]	Q2'26	Q1'26	Q2'25	% Change YoY	Annualized[2]	% of Total Annualized
Skilled Nursing Triple-net	243	$ 81,155	$ 81,070	$ 65,175	25 %	$ 324,620	50 %
Senior Housing Triple-net	183	37,050	33,126	20,858	78 %	148,200	23 %
Senior Housing Operating	4	4,643	3,852	—	100 %	18,572	3 %
Financing Receivables	63	11,696	2,778	2,886	305 %	46,784	7 %
Interest Income	135	26,804	21,957	23,550	14 %	107,216	17 %
Total	**628**	**$ 161,348**	**$ 142,783**	**$ 112,469**	**43 %**	**$ 645,392**	**100 %**

Portfolio Performance

	Q1 '26[3]		
Stabilized Portfolio	Occupancy	EBITDAR Coverage	EBITDARM Coverage
Skilled Nursing Triple-net	81.0%	2.58x	3.21x
Senior Housing Triple-net	89.3%	1.77x	2.16x
Total	**83.9%**	**2.30x**	**2.85x**

Note: Dollars in thousands.
(1) As of June 30, 2026.
(2) Represents actual Q2 2026 revenue annualized.
(3) Represents coverage for the trailing twelve months.
See "Glossary" for additional information.

4

Investment Activity

Q2'26

Investments	Properties	Beds / Units	Investment per Bed / Unit	Initial Investment (000s)	Yield[1]
Skilled Nursing Triple-net	1	124	$ 161,992	$ 20,087	9.1%
Senior Housing Triple-net	8	854	196,269	167,614	8.5%
Senior Housing Operating	1	102	153,725	15,680	8.6%
Financing Receivables	22	2,433	191,997	467,129	8.8%
Loan Funding				229,050	9.6%
Total	**32**	**3,513**	**$ 190,865**	**$ 899,560**	**8.9%**
Loan Repayments				(14,378) [2]	
Net Investments				**$ 885,182**	

Q3'26[3]

Investments	Properties	Beds / Units	Investment per Bed / Unit	Initial Investment (000s)	Yield[1]
Senior Housing Triple-net	11	952	$ 178,064	$ 169,517	7.8%
Senior Housing Operating	2	212	307,288	65,145	6.6%
Loan Funding				73,200 [4]	8.8%
Total	**13**	**1,164**	**$ 201,600**	**$ 307,862**	**7.8%**
Loan to Owned	1	196		— [5]	
Loan Repayments				(89,450) [2]	
Net Investments				**$ 218,412**	

Historical Investments (dollars in thousands)

Year	Skilled Nursing Triple-net	Senior Housing Triple-net	Senior Housing Operating	Financing Receivables	Loan Funding	Initial Investment	Yield[1]
2016	$ 199,095	$ 84,266	$ —	$ —	$ 4,661	$ 288,022	9.1%
2017	255,670	54,135	—	—	—	309,805	9.0%
2018	111,950	—	—	—	—	111,950	8.9%
2019	294,069	35,426	—	—	11,389	340,884	8.8%
2020	82,871	7,396	—	—	15,000	105,267	8.9%
2021	58,123	138,453	—	—	—	196,576	7.7%
2022	22,013	147,150	—	—	147	169,310	9.0%
2023	195,457	39,318	—	—	53,366	288,141	9.8%
2024	746,996	73,875	—	97,053	605,902	1,523,826	9.7%
2025	632,869	922,325	40,298	—	162,251	1,757,743	8.6%
2026	$ 162,292	$ 409,433	$ 80,825	$ 467,129	$ 332,799	$ 1,452,478	8.7%
Total	**$ 2,761,405**	**$ 1,911,777**	**$ 121,123**	**$ 564,182**	**$ 1,185,515**	**$ 6,544,002**	**9.0%**

(1) Acquisition yield represents annualized and stabilized contractual or projected cash rent/interest/resident fees and services less operating expenses to be generated divided by investment amount.
(2) Investment amount represents proceeds received from loan repayments, including amortizing loans and financing receivables, as applicable.
(3) Investments in the third quarter through August 6, 2026.
(4) Includes approximately $66.2 million related to six properties with options to acquire the real estate that are expected to be exercised within one year.
(5) Represents the non-cash acquisition of one senior housing property, with the $20.6 million mortgage loan principal settled in exchange for title.

See "Glossary" for additional information.

5

Joint Ventures(1) 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 Properties Year Investment Skilled Nursing Triple-net Senior Housing Triple-net Senior Housing Operating Beds / Units % Ownership 2023 $ 61,260 3 — — 385 98% 2024 507,498 28 3 — 3,399 96% 2025 279,919 14 — 3 1,839 97% 2026 45,642 — 2 1 373 98% Total $ 894,319 45 5 4 5,996 96% 6 (1) As of March 31, 2026. Note: Dollars in thousands. (1) As of June 30, 2026.

Rent Coverage 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 7 EBITDARM Coverage(1) As of Q1 '26 Stabilized Portfolio Operators Properties Skilled Nursing Triple-net Senior Housing Triple-net Total Q4 '25 Q3 '25 < 1.00x — — —% —% —% —% —% 1.00 - 1.39x — — —% —% —% —% 8% 1.40 - 1.79x 6 45 —% 10% 10% 19% 19% 1.80 - 2.19x 6 82 24% 15% 39% 28% 17% 2.20 - 2.59x 5 22 6% 2% 8% 5% 7% 2.60 - 2.99x 2 9 —% 1% 1% 6% 8% >= 3.00x 5 134 35% 7% 42% 42% 41% Total 24 292 65% 35% 100% 100% 100% Rent Coverage 3.21x 2.16x 2.85x 2.79x 2.78x EBITDAR Coverage(1) As of Q1 '26 Stabilized Portfolio Operators Properties Skilled Nursing Triple-net Senior Housing Triple-net Total Q4 '25 Q3 '25 < 1.00x — — —% —% —% —% 4% 1.00 - 1.39x 6 45 —% 10% 10% 9% 22% 1.40 - 1.79x 7 84 24% 15% 39% 42% 18% 1.80 - 2.19x 4 20 5% 2% 7% 6% 8% 2.20 - 2.59x 2 9 —% 1% 1% 2% 8% 2.60 - 2.99x 3 30 6% 7% 13% 11% 12% >= 3.00x 2 104 30% —% 30% 30% 28% Total 24 292 65% 35% 100% 100% 100% Rent Coverage 2.58x 1.77x 2.30x 2.25x 2.22x Notes: (1) EBITDAR Coverage and EBITDARM Coverage represent, for the period presented, the trailing twelve months EBITDAR or EBITDARM rent coverage distribution as a percentage of rent by operator for triple-net leased properties. EBITDAR Coverage and EBITDARM Coverage are based on financial information provided by our operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into or amended since the end of the period, in which case the current contractual rent is used. EBITDAR Coverage and EBITDARM Coverage are provided only for Stabilized properties. See "Glossary" for additional information.

Rent Diversification[1]

Operator	Properties	Skilled Nursing Triple-net	Senior Housing Triple-net	Total	% of Total
The Ensign Group	112	$ 91,480	$ 2,477	$ 93,957	21%
PACS Group	26	43,368	—	43,368	10%
Priority Management Group	15	32,799	—	32,799	7%
Minster Care Management	49	—	23,767	23,767	5%
Links Healthcare	13	23,392	—	23,392	5%
Bayshire Senior Communities	11	4,184	19,022	23,206	5%
MFA	6	21,481	—	21,481	5%
Kalesta	11	15,710	1,922	17,632	4%
Welford	17	—	14,415	14,415	3%
Cascadia[2]	12	13,841	—	13,841	3%
Top Ten	272	246,255	61,603	307,858	69%
Remaining	154	78,187	60,964	139,151	31%
Total	**426**	**$ 324,442**	**$ 122,567**	**$ 447,009**	**100%**

State/UK	Properties	Skilled Nursing Triple-net	Senior Housing Triple-net	Total	% of Total
California	57	$ 64,348	$ 30,329	$ 94,677	21%
UK	142	—	80,607	80,607	18%
Texas	42	43,444	1,871	45,315	10%
Tennessee	27	44,636	—	44,636	10%
Virginia	10	27,118	—	27,118	6%
Louisiana	8	19,343	—	19,343	4%
Idaho	19	18,340	—	18,340	4%
Washington	17	15,009	387	15,396	3%
Arizona	11	11,773	2,631	14,404	3%
Mississippi	8	13,000	—	13,000	3%
Top Ten	341	257,011	115,825	372,836	83%
Remaining	85	67,431	6,742	74,173	17%
Total	**426**	**$ 324,442**	**$ 122,567**	**$ 447,009**	**100%**

Note: Dollars in thousands.
(1) Diversification is based on in place rents as of June 30, 2026, annualized.
(2) Cascadia operates the subject properties under a long-term sublease agreement.
See "*Glossary*" for additional information.

8

Revenue Maturity & Purchase Options Revenue Maturity Rental Income(1) Interest Income(2) TotalYear Skilled Nursing Triple-net Senior Housing Triple-net Financing Receivables Loans and Other Investments % of Total 2026 $ — $ — $ — $ 2,463 $ 2,463 —% 2027 — — — 12,710 12,710 2% 2028 — — — 15,492 15,492 3% 2029 — — — 39,889 39,889 7% 2030 — — — 418 418 —% 2031 46,640 — — 7,221 53,861 9% 2032 34,918 473 — 6,563 41,954 7% 2033 17,201 1,043 — 2,372 20,616 3% 2034 33,699 15,717 — 3,350 52,766 9% 2035+ 191,984 105,334 56,433 4,964 358,715 60% $ 324,442 $ 122,567 $ 56,433 $ 95,442 $ 598,884 100% Weighted Avg Mat. 10 years 16 years 14 years 4 years 11 years Purchase Options on Net-Leased Assets First Window Open Date First Window Close Date Properties Contractual Cash Revenue(1) Estimated Proceeds if Exercised 6/1/2026 2/26/2027 2 $ 3,153 (4) $ 34,644 3/5/2027 9/5/2027 2 3,468 (5) 38,535 12/1/2027 11/30/2034 1 1,125 15,000 12/1/2027 11/30/2028(3) 6 10,503 131,093 9/1/2028 8/31/2030 1 741 7,408 9 Note: Dollars in thousands (1) Contractual cash revenue is based on in place rents as of June 30, 2026, annualized. (2) Interest income on financing receivables represents June 2026 interest income annualized. Interest income on loans and other investments represents annualized interest income as of June 30, 2026 for all mortgage and mezzanine loans receivable. (3) Lease agreement provides for the purchase of one to two properties in each window over four option windows, for a total of six properties. Each purchase option window opens at the beginning of each of lease years four, five, six, and seven beginning December 1, 2027 and is open for one year. (4) Option provides for purchase of any one of five properties in the first option window and another one of five properties in the second option window beginning June 1, 2027. The current cash rent shown is an average of the range of $2.7 million to $3.6 million. Provided the operator exercises its option to extend the term of the master lease, beginning on June 1, 2035 and ending nine months thereafter, the operator shall have a purchase option for all properties then remaining in the master lease. (5) Option provides for purchase of any two of the three properties. The current cash rent shown is an average of the range of $3.3 million to $3.6 million. (6) The seller-lessee has the option to purchase the properties in separate tranches. The purchase price is a fixed amount. (7) The seller-lessee has the option to purchase up to five properties in each of three separate tranches. The purchase price is a fixed capitalization rate on contract rent at the time of exercise. (8) The seller-lessee has the option to purchase all seven properties. The purchase price is a fixed capitalization rate on contract rent at the time of exercise. See “Glossary” for additional information. Purchase Options on Financing Receivables (dollars in thousands) First Window Open Date First Window Close Date Properties Cash Rent(6) 12/1/2026 11/30/2039 4 $ 1,325 12/1/2027 11/30/2039 33 7,595 12/1/2028 11/30/2039 4 1,216 5/1/2034 4/30/2037 5 5/1/2037 4/30/2038 5 5/1/2038 4/30/2039 5 5/1/2036 10/31/2036 7 Purchase Options on Financing Receivables First Window Open Date First Window Close Date Properties Contractual Cash Revenue(1) Estimated Proceeds if Exercised 12/1/2026 11/30/2039 41 $ 9,724 (6) $ 120,890 5/1/2034 4/30/2038 15 33,000 (7) 455,382 5/1/2036 10/31/2036 7 7,955 (8) 88,389

Debt Summary[1]

Year	Revolving Line of Credit[2]	Senior Unsecured Notes	Senior Unsecured Term Loan[3]	Total Debt	% of Total	Wtd. Avg. Interest Rate
2026	$ —	$ —	$ —	$ —	—%	—%
2027	—	—	—	—	—%	—%
2028	—	400,000	—	400,000	33%	3.875%
2029	310,000	—	—	310,000	26%	4.670%
2030	—	—	500,000	500,000	41%	4.630%
2031	—	—	—	—	—%	—%
2032	—	—	—	—	—%	—%
2033	—	—	—	—	—%	—%
2034	—	—	—	—	—%	—%
2035	—	—	—	—	—%	—%
Thereafter	—	—	—	—	—%	—%
Total	**$ 310,000**	**$ 400,000**	**$ 500,000**	**$ 1,210,000**	**100%**	**4.391%**
Wtd. Avg. Interest Rate	4.670%	3.875%	4.630%			
Wtd. Avg. Maturity	2.6 years	2.0 years	3.9 years	3.0 years		
% Floating Rate Debt	100%	—%	100%	67%		

Note: Dollars in thousands.
(1) Represents principal amounts (in thousands) due as of June 30, 2026.
(2) Funds can be borrowed at applicable SOFR plus 1.05% to 1.55% or at the Base Rate (as defined) plus 0.05% to 0.55%. Subsequent to June 30, 2026, the Company drew an additional $285 million net on the Revolving Line of Credit, resulting in $605 million of availability as of August 6, 2026. The Revolving Line of Credit has a maturity date of February 9, 2029, with two six-month extension options.
(3) Funds can be borrowed at applicable SOFR plus 1.10% to 1.80% or at the Base Rate (as defined) plus 0.10% to 0.80%. Weighted average interest rate includes the impact of interest rate swaps to hedge the interest expense of the $500.0 million variable rate term loan by fixing SOFR at 3.5%.

10

Key Debt Metrics

Fixed Charge Coverage (trailing twelve months) (dollars in thousands)	Q2'26	Q1'26	Q2'25
Total cash interest	$ 46,083	$ 43,934	$ 29,505
Secured debt principal amortization	—	—	—
Total fixed charges	46,083	43,934	29,505
Normalized EBITDA attributable to CareTrust REIT, Inc.(1)	493,545	451,966	335,754
Fixed charge coverage ratio	10.71x	10.29x	11.38x

Net Debt to EBITDA (dollars in thousands)	Q2'26	Q1'26	Q2'25
Total debt	$ 1,210,000	$ 900,000	$ 1,161,990
Less cash, cash equivalents, restricted cash and escrow deposits on acquisitions of real estate	49,267	223,207	306,051
Less net proceeds from forward equity offering and ATM forward sales(2)	576,958	355,905	—
Net debt	$ 583,775	$ 320,888	$ 855,939
Normalized EBITDA attributable to CareTrust REIT, Inc.(1)	$ 140,690	$ 124,292	$ 99,111
Full impact of quarterly investments(3)	4,137	633	10,126
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.(1)	$ 144,827	$ 124,925	$ 109,237
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.(1)	$ 579,308	$ 499,700	$ 436,948
Net debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.(1)(4)	1.01x	0.64x	1.96x

Other Key Metrics (dollars in thousands)	Q2'26	Q1'26	Q2'25
Secured debt	$ —	$ —	$ 261,990
Unsecured debt	1,210,000	900,000	900,000
Total debt	1,210,000	900,000	1,161,990
Gross asset value(5)	6,552,325	5,829,870	5,174,094
Unencumbered gross assets	6,552,325	5,829,870	5,174,094
Secured leverage ratio	— %	— %	5 %
Unsecured leverage ratio	18 %	15 %	17 %
Total leverage ratio	18 %	15 %	22 %

Credit Facility Compliance (dollars in thousands)	Requirement	Actual	Status
Consolidated Leverage Ratio	60 %	16 %	In Compliance
Fixed Charge Coverage Ratio	1.50x	10.71x	In Compliance
Consolidated Tangible Net Worth	$ 3,800,617	$ 5,114,467	In Compliance
Secured Debt Ratio	40 %	— %	In Compliance

(1) Normalized EBITDA and Normalized Run Rate EBITDA are non-GAAP financial measures. See the Appendix for reconciliations of Normalized EBITDA and Normalized Run Rate EBITDA to the most directly comparable GAAP measure for the periods presented.
(2) Assumes the net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program and forward equity offering reduces outstanding debt and assumes the shares were issued.
(3) Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and repayments were completed as of the beginning of the period.
(4) Net debt to normalized annualized run rate EBITDA compares net debt as of the last day of the quarter to Annualized Normalized Run Rate EBITDA for the quarter which assumes investments closed during the quarter occurred on the first day of the quarter. Net debt is adjusted to include the net proceeds from future expected settlement of shares sold under equity forward contracts through the Company's ATM program and forward equity offering during the applicable quarter.
(5) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheets.
See "Glossary" for additional information.

11

Capital Market Transactions

Follow-On Equity Offering Activity

Year	Number of Shares (000s)	Public Offering Price per Share	Gross Proceeds (000s)
2026[1]	—	$ —	$ —
2025	23,000	$ 32.00	$ 736,000
2024	15,870	$ 32.00	$ 507,840
2019	6,641	$ 23.35	$ 155,073
2016[2]	16,100	$ 12.14	$ 195,385
2015	16,330	$ 10.50	$ 171,465

At-the-Market Offering Activity[3]

Period	Number of Shares (000s)	Public Offering Price per Share	Gross Proceeds (000s)
Q2'26[4]	9,503	$ 38.26	$ 363,584
Q1'26	3,500	$ 37.00	$ 129,500
2026	13,003	$ 37.92	$ 493,084
2025	12,608	$ 32.05	$ 369,871
2024	40,986	$ 26.35	$ 1,079,852
2023	30,869	$ 20.86	$ 643,802
2022	2,405	$ 20.00	$ 48,100
2021	990	$ 23.74	$ 23,505
2020	—	—	—
2019	2,459	$ 19.48	$ 47,893
2018	10,265	$ 17.76	$ 182,321
2017	10,574	$ 16.43	$ 173,760
2016	924	$ 15.31	$ 14,147

(1) In May 2026, CareTrust completed a public offering of 14.4 million shares of common stock sold on a forward basis at a weighted average price per share of $40.23 for gross proceeds of $578.2 million. As of June 30, 2026, all 14.4 million shares remain unsettled under forward contracts.

(2) Represents average offering price per share for follow-on equity offerings.

(3) As of June 30, 2026, CareTrust had $876.4 million available for future issuances under the ATM Program.

(4) As of June 30, 2026, CareTrust had 0.1 million shares unsettled under forward sales agreements at a weighted average price per share of $41.23.

12

Guidance

	FY2026							
	Total (in millions)				Per Share			
	Low		High		Low		High	
Net income attributable to CareTrust REIT, Inc.	$	356	$	364	$	1.53	$	1.56
Real estate related depreciation and amortization, net of NCI		112		112		0.48		0.48
Funds from Operations (FFO)		468		476		2.01		2.04
Normalizing items[(1)]		4		4		0.02		0.02
Normalized FFO		472		480		2.03		2.06
Net income attributable to CareTrust REIT, Inc.		356		364		1.53		1.56
Real estate related depreciation and amortization, net of NCI		112		112		0.48		0.48
Amortization of deferred financing fees		5		5		0.02		0.02
Amortization of stock-based compensation		12		12		0.05		0.05
Straight-line rental income		(17)		(17)		(0.07)		(0.07)
Noncash interest income		(4)		(4)		(0.02)		(0.02)
Amortization of lease incentives, net of NCI		—		—		—		—
Funds Available for Distribution (FAD)		464		472		1.99		2.02
Normalizing items[(1)]		4		4		0.02		0.02
Normalized FAD		468		476		2.01		2.04
Weighted average diluted shares outstanding		233		233				

Additional Guidance Measures

- Cash rental revenue of $454 million at the midpoint
- Interest income from financing receivables of $43 million at the midpoint
- Interest income from loans and other investments of $100 million at the midpoint
- General and administrative expense of $63 million at the midpoint
- Interest expense of $61 million at the midpoint
- Income tax expense of $10 million at the midpoint

Select Guidance Assumptions

- No new investments, loans, or dispositions beyond those made year-to-date
- No new debt or equity issuances beyond those made year-to-date
- 2.5% inflation-based rent escalators under long-term NNN leases
- $147 million of loans to be fully repaid throughout the year
- No material change in GBP:USD spot exchange rate

(1) See "Non-GAAP Financial Measures" in the Company's earnings press release for the second quarter of 2026 issued on August 6, 2026 for items typically excluded in Normalized FFO and Normalized FAD attributable to CareTrust REIT, Inc. The timing and amount of these excluded charges cannot be further allocated or quantified with certainty or is dependent on the timing and occurrence of certain actions and, accordingly, cannot be reasonably predicted or estimated without unreasonable efforts.

13

Appendix

Consolidated Income Statements 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 (in thousands, except per share amounts) For the Three Months Ended June 30, For the Six Months Ended June 30, 2026 2025 2026 2025 Revenues Rental income $ 118,205 $ 86,033 $ 232,401 $ 157,679 Resident fees and services 4,643 — 8,495 — Interest income from financing receivables 11,696 2,886 14,474 5,693 Interest income from other RE related investments and other income 26,804 23,550 48,761 45,718 Total revenues 161,348 112,469 304,131 209,090 Expenses Depreciation and amortization 30,362 21,215 59,792 39,056 Interest expense 15,324 13,038 26,566 19,707 Property taxes and insurance 2,163 2,117 4,616 4,182 Senior housing operating expenses 3,732 — 6,838 — Transaction costs 352 61 559 949 Provision for loan losses 4,671 — 4,671 — Property operating (recoveries) expenses (4) 938 292 1,043 General and administrative 15,777 12,549 30,114 21,572 Total expenses 72,377 49,918 133,448 86,509 Other income Gain on sale of real estate, net — — — 3,876 Unrealized gain on other RE related investments, net 1,725 1,968 1,732 3,255 Gain on foreign currency transactions, net 75 4,413 132 4,413 Total other income 1,800 6,381 1,864 11,544 Income before income tax expense 90,771 68,932 172,547 134,125 Income tax expense (2,535) (1,030) (4,806) (1,030) Net income 88,236 67,902 167,741 133,095 Net loss attributable to noncontrolling interests (760) (643) (1,465) (1,252) Net income attributable to CareTrust REIT, Inc. $ 88,996 $ 68,545 $ 169,206 $ 134,347 Earnings available to CareTrust REIT, Inc. per common share Basic $ 0.38 $ 0.36 $ 0.74 $ 0.71 Diluted $ 0.38 $ 0.35 $ 0.74 $ 0.70 Weighted-average number of common shares Basic 233,751 192,444 228,412 189,813 Diluted 234,244 192,851 229,129 190,130 Dividends declared per common share $ 0.39 $ 0.335 $ 0.78 $ 0.67 15

Reconciliation of EBITDA 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 (in thousands) Quarter Ended March 31, 2026 Trailing Twelve Months Ended March 31, 2026 Quarter Ended June 30, 2026 Trailing Twelve Months Ended June 30, 2026 Net income attributable to CareTrust REIT, Inc. $ 80,210 $ 334,946 $ 88,996 $ 355,397 Depreciation and amortization 29,430 102,096 30,362 111,243 Noncontrolling interests' share of real estate related depreciation and amortization (2,812) (10,997) (2,844) (11,328) Interest expense 11,242 48,280 15,324 50,566 Income tax expense 2,271 7,272 2,535 8,777 Amortization of stock-based compensation(1) 3,184 6,857 3,023 7,935 Amortization of stock-based compensation related to extraordinary incentive plan 264 2,931 — 1,850 EBITDA attributable to CareTrust REIT, Inc. 123,789 491,385 137,396 524,440 Impairment of real estate investments — 2,483 — 2,483 (Gain) loss on foreign currency transactions — (4,012) — 401 Provision for loan losses — — 4,671 4,671 Property operating expenses (recoveries) 303 234 (4) (860) Gain on sale of real estate, net — (27,672) — (27,672) Non-routine transaction costs 207 4,648 352 4,939 Accelerated amortization of lease intangibles, net of noncontrolling interests' share — (1,023) — (1,023) Loss on extinguishment of debt — 390 — 390 Qualifying retirement benefits — 1,896 — 1,896 Other expenses — 359 — 359 Other income, net of NCI share(2) — (2,171) — (2,171) Unrealized gain on other real estate related investments, net (7) (14,551) (1,725) (14,308) Normalized EBITDA attributable to CareTrust REIT, Inc. $ 124,292 $ 451,966 $ 140,690 $ 493,545 16 (1) A portion of the amortization of stock-based compensation for the three months ended December 31, 2025, was moved to Qualifying retirement benefits to represent the amount of accelerated stock-based compensation recorded during the twelve months ended December 31, 2025 related to an employee that met authorized retirement in the period. (2) Other income, net of NCI share represents a fee received in connection with the release of a facility from a purchase agreement, net of commission fees paid.

Reconciliation of EBITDA 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 (in thousands) Quarter Ended June 30, 2025 Trailing Twelve Months Ended June 30, 2025 Net income attributable to CareTrust REIT, Inc. $ 68,545 $ 219,923 Depreciation and amortization 21,215 68,579 Noncontrolling interests' share of real estate related depreciation and amortization (2,513) (5,573) Interest expense 13,038 32,282 Income tax expense 1,030 1,030 Amortization of stock-based compensation 1,945 7,642 Amortization of stock-based compensation related to extraordinary incentive plan 1,081 1,897 EBITDA attributable to CareTrust REIT, Inc. 104,341 325,780 Write-off of deferred financing costs — 354 Impairment of real estate investments — 13,770 Gain on foreign currency transactions (4,413) (4,413) Provision for loan losses — 4,900 Property operating expenses 1,090 6,543 Gain on sale of real estate, net — (1,636) Non-routine transaction costs 61 2,275 Extraordinary incentive plan payment — 2,313 Loss on extinguishment of debt — 657 Unrealized gain on other real estate related investments, net (1,968) (14,789) Normalized EBITDA attributable to CareTrust REIT, Inc. $ 99,111 $ 335,754 17 (1) Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period. (2) Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

Reconciliation of FFO 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 (in thousands) For the Three Months Ended June 30, For the Six Months Ended June 30, 2026 2025 2026 2025 Net income attributable to CareTrust REIT, Inc. $ 88,996 $ 68,545 $ 169,206 $ 134,347 Real estate related depreciation and amortization 30,212 21,208 59,495 39,041 Noncontrolling interests' share of real estate related depreciation and amortization (2,844) (2,513) (5,656) (4,736) Gain on sale of real estate, net — — — (3,876) Funds from Operations (FFO) attributable to CareTrust REIT, Inc. 116,364 87,240 223,045 164,776 Gain on foreign currency transactions, net — (4,413) — (4,413) Provision for loan losses 4,671 — 4,671 — Property operating (recoveries) expenses (4) 1,090 299 985 Non-routine transaction costs 352 61 559 949 Amortization of stock-based compensation related to extraordinary incentive plan — 1,081 264 1,897 Unrealized gain on other real estate related investments, net (1,725) (1,968) (1,732) (3,255) Normalized FFO attributable to CareTrust REIT, Inc. $ 119,658 $ 83,091 $ 227,106 $ 160,939 18 (1) Other income, net of NCI share represents a fee received in connection with the release of a facility from a purchase agreement, net of commission fees paid.

Reconciliation of FFO and FAD 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 (in thousands, except per share amounts) For the Three Months Ended June 30, For the Six Months Ended June 30, 2026 2025 2026 2025 Net income attributable to CareTrust REIT, Inc. $ 88,996 $ 68,545 $ 169,206 $ 134,347 Real estate related depreciation and amortization 30,212 21,208 59,495 39,041 Noncontrolling interests' share of real estate related depreciation and amortization (2,844) (2,513) (5,656) (4,736) Amortization of deferred financing fees 1,121 984 2,241 1,898 Amortization of stock-based compensation 3,023 1,945 6,207 5,038 Amortization of stock-based compensation related to extraordinary incentive plan — 1,081 264 1,897 Straight-line rental income (4,184) (1,760) (8,027) (1,753) Amortization of lease incentives 49 48 98 96 Noncontrolling interests' share of amortization of lease incentives (23) (24) (47) (48) Amortization of above and below market leases (43) (972) (42) (1,898) Noncontrolling interests' share of amortization of below market leases — 463 — 926 Non-cash interest income (1,129) (703) (1,477) (1,326) Gain on sale of real estate, net — — — (3,876) Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc. 115,178 88,302 222,262 169,606 Gain on foreign currency transactions, net — (4,413) — (4,413) Provision for loan losses 4,671 — 4,671 — Property operating (recoveries) expenses (4) 1,090 299 985 Non-routine transaction costs 352 61 559 949 Unrealized gain on other real estate related investments, net (1,725) (1,968) (1,732) (3,255) Normalized FAD attributable to CareTrust REIT, Inc. $ 118,472 $ 83,072 $ 226,059 $ 163,872 FFO per share attributable to CareTrust REIT, Inc. $ 0.50 $ 0.45 $ 0.97 $ 0.87 Normalized FFO per share attributable to CareTrust REIT, Inc. $ 0.51 $ 0.43 $ 0.99 $ 0.85 FAD per share attributable to CareTrust REIT, Inc. $ 0.49 $ 0.46 $ 0.97 $ 0.89 Normalized FAD per share attributable to CareTrust REIT, Inc. $ 0.51 $ 0.43 $ 0.99 $ 0.86 Diluted weighted average shares outstanding(1) 234,348 193,055 229,281 190,329 19 (1) A portion of the amortization of stock-based compensation for the three and twelve months ended December 31, 2025, was moved to Qualifying retirement benefits to represent the amount of accelerated stock-based compensation recorded during the twelve months ended December 31, 2025 related to an employee that met authorized retirement in the period. (2) Other income, net of NCI share represents a fee received in connection with the release of a facility from a purchase agreement, net of commission fees paid. (1) For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

Consolidated Balance Sheets 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 (in thousands) June 30, December 31, 2026 2025 Assets Real estate investments, net $ 4,062,841 $ 3,709,576 Financing receivables, net 556,155 92,193 Other real estate related investments, net 1,148,485 899,262 Cash and cash equivalents 47,591 198,042 Restricted cash 1,676 — Accounts and other receivables 17,966 10,368 Prepaid expenses and other assets, net 87,358 230,427 Deferred financing costs, net 7,179 8,568 Total assets $ 5,929,251 $ 5,148,436 Liabilities Senior unsecured notes payable, net $ 398,260 $ 397,816 Senior unsecured term loan, net 496,811 496,404 Unsecured revolving credit facility 310,000 — Accounts payable, accrued liabilities and deferred rent liabilities 118,673 120,442 Dividends and distributions payable 92,253 74,806 Total liabilities 1,415,997 1,089,468 Redeemable noncontrolling interests 13,322 18,156 Equity Common stock 2,360 2,227 Additional paid-in capital 4,996,230 4,518,977 Cumulative distributions in excess of earnings (503,199) (491,796) Accumulated other comprehensive (loss) income (3,998) 5,872 Total stockholders equity 4,491,393 4,035,280 Noncontrolling interests 8,539 5,532 Total equity 4,499,932 4,040,812 Total liabilities and equity $ 5,929,251 $ 5,148,436 20

Enterprise Value 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 June 30, (in thousands, except per share amounts) 2026 2025 Total debt $ 1,210,000 $ 1,161,990 Less cash, cash equivalents, and restricted cash 49,267 306,051 Less net proceeds from forward equity offering and ATM forward sales(1) 576,958 — Net debt 583,775 855,939 Common shares outstanding(1) 250,677 200,300 Period end share price 40.35 30.60 Common equity market capitalization 10,114,817 6,129,180 Noncontrolling interests(2) 21,861 24,445 Consolidated enterprise value 10,720,453 7,009,564 Joint venture debt, net(3) — — Total enterprise value $ 10,720,453 $ 7,009,564 21 (1) Assumes the net proceeds from the future expected settlement of shares sold under the forward equity offering and equity forward contracts through the Company's ATM program during the quarter reduces outstanding debt and assumes the shares were issued. (2) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheets. (3) Joint venture debt would include the Company's share of debt of unconsolidated joint ventures and exclude noncontrolling interests' share of consolidated debt, if applicable.

Property Detail(1) 10 Year - Average Historical Investment Yield: 9.3% $288 $309 $112 $341 $105 $197 $169 $288 $1,524 $1,201 9.1% 9.0% 8.9% 8.8% 8.9% 7.7% 9.0% 9.8% 9.7% 7.8% SNF Campus Seniors housing UK care homes Other real estate investments Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (YTD) $— $500 $1,000 $1,500 $2,000 Skilled Nursing Triple-net Senior Housing Triple-net Senior Housing Operating Total Total Properties 243 183 4 430 Recent acquisitions (63) (21) (4) (88) Under development — — — — Held for sale — — — — Land parcels — (1) — (1) Transitions (30) (17) — (47) Other — (2) — (2) Stabilized properties 150 142 — 292 22 (1) As of June 30, 2026. See "Glossary" for additional information.

Glossary 23 EBITDA Net income attributable to CareTrust REIT, Inc. before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1] EBITDAR Net income before interest expense, income tax, depreciation, amortization and cash rent, after applying a standardized management fee (5% of facility operating revenues). EBITDAR Coverage Aggregate EBITDAR produced by all triple-net leased properties under a master lease (or other grouping) for the trailing twelve-months ending on the period presented divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. "Rent" refers to the total monthly rent due under the Company's triple-net leased lease agreements. EBITDAR reflects the application of a standard 5% management fee. EBITDARM Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues). EBITDARM Coverage Aggregate EBITDARM produced by all properties under a master lease (or other grouping) for the trailing twelve-months ending on the period presented divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. Enterprise Value Share price multiplied by the number of outstanding shares, including assumed shares issued from the forward equity offering and shares sold under equity forward contracts through the Company's ATM program, plus total outstanding debt minus cash and assumed net proceeds from the forward equity offering and ATM program, each as of a specified date. Property Counts Property counts exclude land under development, properties classified as held for sale or non-operational. Funds Available for Distribution (“FAD”) FFO attributable to CareTrust REIT, Inc., excluding straight-line rental income adjustments, amortization of deferred financing fees, lease incentives, above and below market lease intangibles, stock-based compensation expense, non-cash interest income, recurring capital expenditures required to maintain our properties and adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of our consolidated joint ventures.[2] Funds from Operations (“FFO”) Net income attributable to CareTrust REIT, Inc., excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation, amortization and real estate impairment charges and adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of our consolidated joint ventures. CareTrust REIT calculates and reports FFO attributable to CareTrust REIT, Inc. in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2] Initial Investment Initial Investment represents CareTrust REIT’s purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing. Normalized EBITDA EBITDA attributable to CareTrust REIT, Inc., adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as write-off of deferred financing costs, real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments, gains or losses from dispositions of real estate or other real estate, accelerated amortization of lease intangibles, net of noncontrolling interests' share, extraordinary incentive plan payment, qualifying retirement benefits, other income and expenses, and gains or losses on foreign currency transactions.[1] Normalized FAD FAD attributable to CareTrust REIT, Inc., adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, non-routine transaction costs, write-off of deferred financing fees, loss on extinguishment of debt, extraordinary incentive plan payment, unrealized gains or losses on other real estate related investments, gains or losses on foreign currency transactions, qualifying retirement benefits, other income and expenses, and property operating expenses.[2] Normalized FFO FFO attributable to CareTrust REIT, Inc., adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as write-off of deferred financing costs, accelerated amortization of lease intangibles, net of noncontrolling interests' share, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, amortization of stock-based compensation related to extraordinary incentive plan, extraordinary incentive plan payment, qualifying retirement benefits, other income and expenses, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments, gains or losses on foreign currency transactions and property operating expenses.[2]

Revenues Revenues represents the respective period's contractual cash rent or interest income, annualized, and presented at 100% share for consolidated entities, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Rent denominated in GBP is translated to USD using the spot rate at the balance sheet date. Interest income includes annualized interest from financing receivables, other real estate related loans and preferred equity investments. Additionally, if a lease or loan agreement was entered into, amended or restructured subsequent to the period, but prior to our filing date for the respective period the initial or amended contractual cash rent or interest is used. Senior Housing ("SH") Includes licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain senior housing properties may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations. Senior Housing also includes retirement communities or senior apartments, which are not healthcare facilities. These communities typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security. Skilled Nursing or Skilled Nursing Facilities (“SNFs”) Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy. Stabilized A property is considered stabilized unless it (i) is held for sale or disposed of during the reporting period, (ii) temporarily on Special Focus Facility status, (iii) slated to be transitioned to a new operator, or (iv) has recently undergone significant renovations or was recently repositioned or transitioned to a new operator and has not achieved underwritten stabilization within 12 months following its stabilization target date. Notes: [1] EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. may not be comparable to EBITDA and Normalized EBITDA reported by other REITs. [2] CareTrust REIT believes FAD attributable to CareTrust REIT, Inc, FFO attributable to CareTrust REIT, Inc., Normalized FAD attributable to CareTrust REIT, Inc., and Normalized FFO attributable to CareTrust REIT, Inc. (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD attributable to CareTrust REIT, Inc. and Normalized FFO attributable to CareTrust REIT, Inc. can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD attributable to CareTrust REIT, Inc., FFO attributable to CareTrust REIT, Inc., Normalized FAD attributable to CareTrust REIT, Inc., and Normalized FFO attributable to CareTrust REIT, Inc. (and their related per-share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, recurring capital expenditures and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period. Glossary (continued) 24